Exhibit 5.1

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July 22, 2013
Athlon Energy Inc.
420 Throckmorton Street,
Suite 1200
Fort Worth, Texas 76102

  Re:
  Form S-1 Registration Statement File No. 333-189109
  Initial Public Offering of up to 18,157,895 Shares of Common Stock of Athlon Energy Inc.

Ladies and Gentlemen:

        We have acted as special counsel to Athlon Energy Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of up to 18,157,895 shares of common stock, $0.01 par value per share, up to 15,789,474 shares of which are being offered by the Company (the "Company Shares") and up to 2,368,421 shares (subject to the underwriters' option to purchase additional shares) of which are being offered by certain stockholders of the Company (the "Selling Stockholder Shares," and together with the Company Shares, the "Shares"). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on June 5, 2013 (Registration No. 333-189109) (as amended, the "Registration Statement"). The term "Shares" shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus (the "Prospectus"), other than as expressly stated herein with respect to the issue of the Shares.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the "Delaware Act"), and we express no opinion with respect to any other laws.

July 22, 2013

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware Act.

        2.     The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP